Exhibit 10.2

EXHIBIT-E

ROYALTY AGREEMENT

Solar Park Initiatives, Inc. hereby agrees to compensate Solar Energy Initiatives, Inc. an amount equal to 10% of Adjusted Gross Profit (Adjusted Gross Profit to include, but not limited to, costs of School Teachers, Commissions for Selling Class-time, Depreciation and Course Materials) derived from the operation of education programs to the Seller for a period of 3 years, ending as of February 14, 2014.   Said Royalty Fee will be calculated quarterly beginning with the 3 month period ending May 30, 2011 and continuing for each subsequent three month period of time. Said Royalty Fee is payable ten (10) business days after the end of each quarter. This royalty fee is associated with the Rights of Use for licensing and non-compete as follows:

Rights Of Use:
Solar Park has the license and Rights of Use in the following states without competition from Solar Energy Initiatives, Inc:
-South Carolina, North Carolina, Georgia, New Mexico, Arizona & Tennessee

Solar Park will not open a school where Solar Energy Initiatives, Inc. already has one open and running, as of the Close Date.

If these rights or non-compete agreements are breached then the non-compete language is void.

Solar Energy Initiatives, Inc.

___________________________
David Fann, CEO

Solar Park Initiatives, Inc.

___________________________
David J. Surette, CEO